Use these links to rapidly review the document

TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-187493

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated October 15, 2015

Prospectus Supplement to Prospectus dated March 25, 2013.

$500,000,000

Dollar General Corporation

        % Senior Notes due 2025

        We are offering $500,000,000 aggregate principal amount of      % senior notes due 2025, which we refer to as the "notes." The notes will mature on                        , 2025 and will bear interest at a rate of      % per annum. We will pay interest on the notes semi-annually, in cash, in arrears, on            and             of each year beginning on                        , 2016.

        We may redeem the notes, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement. In addition, if a change in control triggering event occurs, we may be required to repurchase the notes on the terms described in this prospectus supplement.

        The notes will be Dollar General Corporation's senior unsecured obligations and will rank equally and ratably with all of its future senior indebtedness and senior to any of its future subordinated indebtedness.

        Concurrently with the issuance of the notes, we expect to effect a refinancing of our Existing Credit Facilities (as defined herein). However, there can be no assurance that the refinancing of our Existing Credit Facilities will occur on the terms as described herein or at all. This offering is not conditioned upon the completion of the refinancing of our Existing Credit Facilities.

        Investing in our notes involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement, beginning on page 2 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended January 30, 2015 (which document is incorporated by reference herein).

Per Note	Total

Initial price to the public(1)%	$

Underwriting discount %	$

Proceeds, before expenses, to us(1)%	$

(1)
The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from                        , 2015 and must be paid by the purchasers if the notes are delivered after                        , 2015.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the notes to investors in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme, and its indirect participants, against payment in New York, New York on or about                        , 2015.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Goldman, Sachs & Co.
US Bancorp		Wells Fargo Securities

Prospectus Supplement dated                        , 2015.

Prospectus Supplement

Prospectus

        We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are current only as of the respective dates of those documents. Our business, financial condition, results of operation and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document has two parts, a prospectus supplement and an accompanying prospectus dated March 25, 2013. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing the SEC's "shelf" registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this notes offering, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our debt securities and other information you should know before investing in our notes. The accompanying prospectus gives more general information, some of which may not apply to the notes offered by this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

        Before you invest in our notes, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading "Incorporation by Reference."

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

        In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to "Dollar General," the "Company," "we," "us" and "our" refer to Dollar General Corporation, a Tennessee corporation, and its consolidated subsidiaries and references to the "Issuer" refer to Dollar General Corporation, and not to any of its subsidiaries. References to our "2014 Annual Report" refer to our Annual Report on Form 10-K for the fiscal year ended January 30, 2015, which is incorporated by reference in this prospectus supplement. In addition, unless otherwise noted or the context requires otherwise, "2015," "2014," "2013" and "2012" refer to our fiscal years ending or ended January 29, 2016, January 30, 2015, January 31, 2014 and February 1, 2013, respectively. Our fiscal year ends on the Friday closest to January 31, and each of the years listed will be or were 52-week years.

S-ii

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements because they are not limited to historical fact or they use words such as "may," "will," "should," "expect," "believe," "anticipate," "project," "plan," "estimate," "objective," "intend," "could," "would," "committed," "are scheduled to," "predict," or "continue," and similar expressions that concern our strategy, plans, initiatives, intentions or beliefs about future occurrences or results. For example, statements relating to estimated and projected expenditures, cash flows, results of operations, financial condition and liquidity; plans and objectives for, and expectations regarding, future operations, growth or initiatives, including the number of planned store openings, remodels and relocations, progress of labor investment initiatives, trends in sales of consumable and non-consumable products, and the levels of future costs and expenses; plans to refinance our existing indebtedness; anticipated borrowing under certain of our credit facilities; and the expected outcome or effect of pending or threatened litigation or audits are forward-looking statements.

        Forward-looking statements are subject to risks and uncertainties (including, without limitation, those described above under "Risk Factors") that may change at any time, so our actual results may differ materially from those that we expected. We derive many of these statements from our operating budgets and forecasts, which are based on many detailed assumptions that we believe are reasonable. However, it is very difficult to predict the effect of known factors, and we cannot anticipate all factors that could affect our actual results that may be important to an investor. Important factors that could cause actual results to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to:

  •
  economic conditions, including their effect on employment levels, consumer demand, disposable income, credit availability and spending patterns, inflation, commodity prices, fuel prices, interest rates, exchange rate fluctuations and the cost of goods;

  •
  failure to successfully execute our strategies and initiatives, including those relating to merchandising, sourcing, inventory shrinkage, private brand, distribution and transportation, store operations, expense reduction and real estate;

  •
  failure to open, relocate and remodel stores profitably and on schedule, as well as failure of our new store base to achieve sales and operating levels consistent with our expectations;

  •
  levels of inventory shrinkage;

  •
  effective response to competitive pressures and changes in the competitive environment and the markets where we operate, including consolidation;

  •
  our level of success in gaining and maintaining broad market acceptance of our private brands;

  •
  disruptions, unanticipated or unusual expenses or operational failures in our supply chain including, without limitation, a decrease in transportation capacity for overseas shipments, increases in transportation costs (including increased fuel costs and carrier rates or driver wages), work stoppages or other labor disruptions that could impede the receipt of merchandise, or delays in constructing or opening new distribution centers;

  •
  risks and challenges associated with sourcing merchandise from suppliers, including, but not limited to, those related to international trade;

  •
  unfavorable publicity or consumer perception of our products, including, but not limited to, related product liability and food safety claims;

S-iii

  •
  the impact of changes in or noncompliance with governmental laws and regulations (including, but not limited to, healthcare, product safety, food safety, information security and privacy, and labor and employment laws, as well as tax laws, the interpretation of existing tax laws, or our failure to sustain our reporting positions negatively affecting our tax rate) and developments in or outcomes of private actions, class actions, administrative proceedings, regulatory actions or other litigation;

  •
  natural disasters, unusual weather conditions, pandemic outbreaks, terrorist acts and geo-political events;

  •
  damage or interruption to our information systems or failure of technology initiatives to deliver desired or timely results;

  •
  ability to attract and retain qualified employees, while controlling labor costs (including healthcare costs) and other labor issues;

  •
  our loss of key personnel, our inability to hire additional qualified personnel or disruption of executive management as a result of retirements or transitions;

  •
  failure to successfully manage inventory balances;

  •
  seasonality of our business;

  •
  incurrence of material uninsured losses, excessive insurance costs or accident costs;

  •
  failure to maintain the security of information that we hold, whether as a result of a data security breach or otherwise;

  •
  deterioration in market conditions, including interest rate fluctuations, or a lowering of our credit ratings;

  •
  our debt levels and restrictions in our debt agreements;

  •
  new accounting guidance, or changes in the interpretation or application of existing guidance, such as changes to lease accounting guidance; and

  •
  additional factors that may be disclosed under "Risk Factors" herein and in our 2014 Annual Report, which is incorporated by reference in this prospectus supplement, as well as the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Note 8. Commitments and contingencies" to our consolidated financial statements included in the 2014 Annual Report and the sections "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Note 7. Commitments and Contingencies" in our Quarterly Reports on Form 10-Q for the quarters ended May 1, 2015 and July 31, 2015, which are incorporated by reference into this prospectus supplement.

        All forward-looking statements are qualified in their entirety by these and other cautionary statements that we make from time to time in our other SEC filings and public communications. You should evaluate forward-looking statements in the context of these risks and uncertainties. These factors may not contain all of the material factors that are important to you. We cannot assure you that we will realize the results or developments we anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included or incorporated by reference in this prospectus supplement are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. It does not contain all of the information that you should consider before investing in our notes. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading "Risk Factors" herein and in our 2014 Annual Report, as well as the financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

 Dollar General

Our Company

        We operated 12,198 stores located in 43 states as of July 31, 2015, geographically concentrated in the southern, southwestern, midwestern and eastern United States. Our business model is relatively simple: providing a broad base of customers with their basic everyday and household needs, supplemented with a variety of general merchandise items, at everyday low prices (typically $10 or less) in conveniently located, small-box (averaging approximately 7,400 square feet) stores. For the year ended January 30, 2015 and 26 weeks ended July 31, 2015, we generated net sales of $18,909.6 million and $10,014.6 million, respectively, net income of $1,065.3 million and $535.6 million, respectively, and Adjusted EBITDA of $2,165.1 million and $1,107.4 million, respectively. See "—Summary Historical Financial and Other Data" for our definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net income, the most directly comparable U.S. GAAP financial measure.

        We offer a broad selection of merchandise, including consumable products such as food, paper and cleaning products, health and beauty products, pet supplies and tobacco products, and non-consumable products such as seasonal merchandise, home decor and domestics, and basic apparel. Our merchandise includes high quality national brands from leading manufacturers, as well as comparable quality or value private brand selections with prices at substantial discounts to national brands. Our everyday low prices are highly competitive with even the largest discount retailers. We continually evaluate the needs and demands of our customers and modify our merchandise selections and pricing accordingly, while remaining focused on increasing profitability and returns for our shareholders. In addition, we are committed to leveraging process improvements and information technology to reduce costs that do not affect the customer experience. The majority of our customers live within three to five miles, or a 10-minute drive, of our stores. Our stores are located in a variety of rural, suburban and urban communities, currently with approximately 70% serving communities with populations of fewer than 20,000.

        We have confidence in our real estate disciplines and in our ability to identify, open and operate successful new stores. In 2014, we opened 700 new stores and increased our selling square footage by over 6%. We invest significant time and energy into analyzing new store opportunities. During the first half of 2015, we opened 428 new stores.

Our History

        J.L. Turner founded our Company in 1939 as J.L. Turner and Son, Wholesale. We were incorporated as a Kentucky corporation under the name J.L. Turner & Son, Inc. in 1955, when we opened our first Dollar General store. We changed our name to Dollar General Corporation in 1968 and reincorporated in 1998 as a Tennessee corporation. Our common stock was publicly traded from 1968 until July 2007, when we merged with an entity controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., or KKR. In November 2009 our common stock again became publicly traded, and in December 2013 the entity controlled by investment funds affiliated with KKR sold its remaining shares of our common stock.

Concurrent Refinancing of Existing Credit Facilities

        Concurrently with the issuance of the notes, we expect to effect a refinancing of all of the $875.0 million outstanding term loans under our existing senior unsecured term loan facility (the "Existing Term Loan Facility") and any outstanding borrowings under our existing senior unsecured revolving credit facility (the "Existing Revolving Facility" and, together with the Existing Term Loan Facility, the "Existing Credit Facilities") with a combination of the proceeds from the notes offered hereby and borrowings under the new senior unsecured credit facilities, consisting of a $425.0 million five year unsecured term loan facility (the "Term Loan Facility") and a $1,000.0 million five-year unsecured revolving credit facility (the "Revolving Facility") of which up to $175.0 million will be available for letters of credit (together, the "New Credit Facilities"). However, there can be no assurance that the closing of the New Credit Facilities will occur on the terms described herein or at all. This offering is not conditioned upon the completion of the refinancing of our Existing Credit Facilities. See "Description of Other Indebtedness."

        We are incorporated under the laws of the state of Tennessee, and our principal executive offices are located at 100 Mission Ridge, Goodlettsville, Tennessee 37072. Our telephone number is (615) 855-4000, and our website address is www.dollargeneral.com. Information contained on our website does not constitute part of this prospectus supplement or accompanying prospectus.

The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement contains more detailed descriptions of the terms and conditions of the notes.

Issuer	Dollar General Corporation
Notes	$500,000,000 aggregate principal amount of % senior notes due 2025
Maturity Dates	The notes will mature on , 2025.
Interest Rates	Interest on the notes will be payable in cash and will accrue at a rate of % per annum.
Interest Payment Dates	and , commencing on , 2016. Interest will accrue from , 2015.
Ranking	The notes will be the Issuer's senior unsecured obligations and will:
• rank senior in right of payment to the Issuer's future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•

rank equal in right of payment to all of the Issuer's existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes (including the Issuer's 4.125% senior notes due 2017, 1.875% senior notes due 2018, 3.25% senior notes due 2023 and borrowings under the New Credit Facilities);

• be effectively subordinated to all of the Issuer's existing and future secured debt, to the extent of the value of the assets securing such debt; and
• be structurally subordinated to all obligations of the Issuer's subsidiaries.
Certain Covenants

The Issuer will issue the notes under an indenture with U.S. Bank National Association, as trustee. The indenture will, among other things, limit the Issuer's ability and the ability of its subsidiaries to:

• create certain liens; and
• consolidate, merge or sell all or substantially all of our assets.
These covenants are subject to important exceptions and qualifications. See "Description of the Notes."
Optional Redemption

Prior to                             , 2025 (three months prior to maturity), the Issuer may redeem the notes, at any time in whole or from time to time in part at a "make-whole" premium plus accrued and unpaid interest to, but excluding, the redemption date. Commencing                        , 2025 (three months prior to maturity), we may redeem some or all of the notes, at any time in whole or from time to time in part, at a redemption price equal to 100.0% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date. See "Description of the Notes—Optional Redemption."

Change of Control Triggering Event

Upon the occurrence of both a change of control and a below investment grade rating event (each as defined in "Description of the Notes"), we will make an offer to each holder to repurchase all or any part of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes plus accrued and unpaid interest, if any.

No Prior Market

The notes will be new securities for which there is currently no market. Although certain of the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Use of Proceeds

We intend to use the net proceeds of this offering, together with borrowings under our New Credit Facilities, to repay all of the outstanding borrowings under our Existing Credit Facilities and for general corporate purposes. See "Use of Proceeds."

Conflicts of Interest

Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. may receive at least 5% of the net proceeds of this offering in connection with the repayment of the Existing Credit Facilities. See "Use of Proceeds." Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to FINRA Rule 5121, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

Risk Factors

        Investing in the notes involves risk. You should carefully consider the risk factors set forth in the section entitled "Risk Factors" and the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, prior to making an investment in the notes. See "Risk Factors."

Summary Historical Financial and Other Data

        The following table sets forth our summary consolidated financial information as of the dates and for the periods indicated. The summary historical statement of income data and statement of cash flows data for the fiscal years ended January 30, 2015, January 31, 2014 and February 1, 2013, and balance sheet data as of January 30, 2015 and January 31, 2014, have been derived from our historical audited consolidated financial statements included in the 2014 Annual Report and incorporated by reference in this prospectus supplement. The summary historical balance sheet data as of February 1, 2013 presented in this table have been derived from our audited consolidated financial statements not included in the 2014 Annual Report. We derived the summary financial data for the 26-week periods ended July 31, 2015 and August 1, 2014 from our unaudited condensed consolidated interim financial statements included in our Quarterly Report on Form 10-Q for the period ended July 31, 2015 and incorporated by reference in this prospectus supplement. We have prepared the unaudited consolidated financial information set forth below on the same basis as our audited consolidated financial statements, and have included all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for such periods. The interim results set forth below are not necessarily indicative of results for the fiscal year ending January 29, 2016 or for any other period.

        Our historical results are not necessarily indicative of future operating results. The information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included in the 2014

Annual Report and in our Quarterly Reports on Form 10-Q that are incorporated by reference in this prospectus supplement.

	Year Ended			26 Weeks Ended
(Amounts in millions, excluding percentages, ratios, number of stores, selling square feet and net sales per square foot)	February 1, 2013	January 31, 2014	January 30, 2015	August 1, 2014	July 31, 2015
Statement of Income Data:
Net sales	$16,022.1	$17,504.2	$18,909.6	$9,246.1	$10,014.6
Cost of goods sold	10,936.7	12,068.4	13,107.1	6,432.8	6,927.7

Gross profit	5,085.4	5,435.7	5,802.5	2,813.3	3,086.9
Selling, general and administrative expenses	3,430.1	3,699.6	4,033.4	2,005.1	2,182.9

Operating profit	1,655.3	1,736.2	1,769.1	808.2	904.0
Interest expense	127.9	89.0	88.2	44.9	42.3
Other (income) expense	30.0	18.9	—	—	—

Income before income taxes	1,497.4	1,628.3	1,680.9	763.4	861.7
Income tax expense	544.7	603.2	615.5	289.7	326.1

Net income	$952.7	$1,025.1	$1,065.3	$473.7	$535.6

Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$1,131.4	$1,213.1	$1,314.7	$486.9	$557.1
Investing activities	(569.8)	(250.0)	(371.7)	(190.7)	(246.8)
Financing activities	(546.8)	(598.3)	(868.8)	(629.3)	(709.6)
Total capital expenditures	(571.6)	(538.4)	(374.0)	(191.4)	(247.1)
Other Financial and Operating Data:
Same store sales growth(1)	4.7%	3.3%	2.8%	1.8%	3.3%
Same store sales(1)	$14,992.7	$16,365.5	$17,818.7	$8,695.3	$9,454.4
Number of stores included in same store sales calculation	9,783	10,387	11,052	10,685	11,348
Number of stores (at period end)	10,506	11,132	11,789	11,535	12,198
Selling square feet (in thousands at period end)	76,909	82,012	87,205	85,168	90,305
Net sales per square foot(2)	$216	$220	$223	$220	$225
Consumables sales	73.9%	75.2%	75.7%	75.9%	76.1%
Seasonal sales	13.6%	12.9%	12.4%	12.3%	12.3%
Home products sales	6.6%	6.4%	6.4%	6.2%	6.1%
Apparel sales	5.9%	5.5%	5.5%	5.6%	5.6%
Rent expense	$614.3	$686.9	$785.2	$382.4	$418.6
Balance Sheet Data (at period end):
Cash and cash equivalents and short-term investments	$140.8	$505.6	$579.8	$172.5	$180.5
Total assets	10,367.7	10,867.5	11,224.1	10,825.8	11,195.2
Long-term debt	2,772.2	2,818.8	2,740.6	2,982.2	2,863.1
Total shareholders' equity	4,985.3	5,402.2	5,710.0	5,096.0	5,418.9
Other Financial Data:
EBITDA(3)	$1,918.8	$2,044.0	$2,105.9	$975.1	$1,076.0
Adjusted EBITDA(3)	$1,983.0	$2,089.5	$2,165.1	$1,000.6	$1,107.4
Ratio of earnings to fixed charges(4)	4.7x	4.7x	4.4x	4.5x	4.5x

(1)
Same-store sales are calculated based upon stores that were open at least 13 full fiscal months and remain open at the end of the reporting period. We include stores that have been remodeled, expanded or relocated in our same store sales calculation.

(2)
Net sales per square foot was calculated based on total sales for the preceding 12 months as of the ending date of the reporting period divided by the average selling square footage during the period, including the end of the fiscal year, the beginning of the fiscal year and the end of each of the Company's three interim fiscal quarters.

(3)
EBITDA is defined as net income plus interest and other financing costs, net, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to give effect to adjustments noted in the table below.

EBITDA and Adjusted EBITDA are not presentations made in accordance with U.S. GAAP, are not measures of financial performance or condition, liquidity or profitability, and should not be considered as an alternative to (1) net income, operating income or any other performance measures determined in accordance with U.S. GAAP or (2) operating cash flows determined in accordance with U.S. GAAP. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management's discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements and replacements of fixed assets.

Our presentation of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, these presentations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Our management uses Adjusted EBITDA as a supplemental performance measure. Management believes that the presentation of EBITDA and Adjusted EBITDA is useful to investors because these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the operating performance of companies in industries similar to ours.

  The following table sets forth a reconciliation of net income, the most directly comparable U.S. GAAP financial measure, to EBITDA and Adjusted EBITDA:

	Year Ended			26 Weeks Ended
(in millions)	February 1, 2013	January 31, 2014	January 30, 2015	August 1, 2014	July 31, 2015
Net income	$952.7	$1,025.1	$1,065.3	$473.7	$535.6
Add:
Interest expense	127.9	89.0	88.2	44.9	42.3
Depreciation and amortization	293.5	326.7	336.9	166.8	172.0
Income taxes	544.7	603.2	615.5	289.7	326.1

EBITDA	1,918.8	2,044.0	2,105.9	975.1	1,076.0

Adjustments:
Loss on debt retirement	30.6	18.9	—	—	—
Gain on hedging instruments	(2.4)	—	—	—	—
Non-cash expense for share-based awards	21.7	21.0	37.4	18.4	19.6
Attempted FDO acquisition-related expenses	—	—	14.3	—	—
Litigation settlement and related costs, net	—	8.5	—	—	—
Other non-cash charges (including LIFO)	10.4	(4.8)	8.7	4.5	8.5
Other	3.9	1.9	(1.2)	2.6	3.3

Total Adjustments	64.2	45.5	59.2	25.5	31.4

Adjusted EBITDA	$1,983.0	$2,089.5	$2,165.1	$1,000.6	$1,107.4

(4)
For purposes of computing the ratio of earnings to fixed charges, (a) earnings consist of income (loss) before income taxes, plus fixed charges less capitalized expenses related to indebtedness (amortization expense for capitalized interest is not significant) and (b) fixed charges consist of interest expense (whether expensed or capitalized), the amortization of debt issuance costs and discounts related to indebtedness, and the interest portion of rent expense.

RISK FACTORS

        An investment in the notes involves risk. Before investing in the notes, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our 2014 Annual Report and our financial statements and related notes, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity. However, the selected risks described below and in our 2014 Annual Report are not the only risks facing us. Our business, financial condition, results of operations or liquidity could also be adversely affected by additional factors that apply to all companies generally, as well as other risks that are not currently known to us or that we currently view to be immaterial. While we attempt to mitigate known risks to the extent we believe to be practicable and reasonable, we can provide no assurance, and we make no representation, that our mitigation efforts will be successful. In such a case, the trading price of the notes could decline or we may not be able to make payments of principal and interest on the notes, and you may lose all or part of your original investment.

Risks Related to our Indebtedness

         Deterioration in market conditions or changes in our credit profile could adversely affect our ability to raise additional capital to fund our operations and limit our ability to pursue our growth strategy or other opportunities or to react to changes in the economy or our industry.

        At July 31, 2015, after giving effect to this offering and the concurrent refinancing of our Existing Credit Facilities, we would have had total outstanding debt (including the current portion of long-term obligations) of $2,869.1 million, including the $425.0 million term loan under the New Credit Facilities, $129.0 million of borrowings under the Revolving Facility, $500 million aggregate principal amount of our 4.125% senior notes due 2017 (the "2017 Senior Notes"), $399.8 million aggregate principal amount of our 1.875% senior notes due 2018, net of discount (the "2018 Senior Notes"), $898.1 million aggregate principal amount of our 3.25% senior notes due 2023, net of discount (the "2023 Senior Notes," and together with the 2017 Senior Notes and 2018 Senior Notes, the "Existing Senior Notes") and $500 million of the notes offered hereby, and would have had availability of $840.4 million under the Revolving Facility after giving effect to $30.6 million of letters of credit and the $129.0 million of borrowings described above. This level of debt could have important negative consequences to our business, including:

  •
  requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities, repurchase shares of our common stock, declare dividends on our common stock or otherwise manage our debt and capital levels;

  •
  making it more difficult for us to raise additional capital to fund our operations and pursue our growth strategy, including by limiting our ability to obtain additional financing for working capital, capital expenditures and debt service requirements; and

  •
  placing us at a disadvantage compared to our competitors who are less leveraged and may be better able to use their cash flow to fund competitive responses to changing industry, market or economic conditions.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions imposed by our New Credit Facilities and the restrictions relating to the incurrence of indebtedness secured by liens imposed by our Existing Senior Notes and the notes offered hereby. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify. Restrictions imposed by our New Credit Facilities, our Existing Senior Notes and the notes offered hereby may limit our ability to operate our business and to finance future operations or capital needs or to engage in other business activities.

Risks Related to the Notes

         We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

         Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

        We and our subsidiaries may be able to incur significant additional indebtedness in the future. The indenture under which the notes offered hereby will be issued will not contain any restrictions on our ability to incur debt. Although we will also be subject to specified financial ratio covenants under our New Credit Facilities, our New Credit Facilities will only contain restrictions on the incurrence of certain indebtedness by our subsidiaries and these restrictions will be subject to a number of qualifications and exceptions. The additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our Company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness under the New Credit Facilities. As of July 31, 2015, after giving effect to this offering and the concurrent refinancing of our Existing Credit Facilities, we would have had $840.4 million (net of $30.6 million of letters of credit and borrowings of $129.0 million) available for borrowing under the Revolving Facility. If new debt is added to our current debt levels, the related risks that we now face could intensify. See "Description of Other Indebtedness" and "Description of the Notes."

         The Issuer is the sole obligor of the notes and its direct and indirect subsidiaries do not guarantee its obligations under the notes and do not have any obligation with respect to the notes.

        The Issuer is a holding company and conducts operations through its subsidiaries. Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Because none of our subsidiaries are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. The indenture under which the notes offered hereby will be issued will not limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

         The notes will be effectively subordinated to any secured indebtedness of our Company to the extent of the value of the property securing that indebtedness.

        The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured indebtedness of our Company with respect to the assets that secure that indebtedness to the extent of the value of such assets. Although the borrowings under our New Credit Facilities will not be secured, we may incur secured debt in the future. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

         Claims of noteholders will be structurally subordinated to the claims of creditors of our subsidiaries.

        The notes will not be guaranteed by any of our subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinate to the claims of creditors of our subsidiaries, including trade creditors. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us.

        Our subsidiaries accounted for $15.6 million of our total third-party long-term obligations as of July 31, 2015, consisting of a portion of our capital leases and our tax increment financing.

         If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under our New Credit Facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants in the instruments governing our indebtedness (including covenants in our New Credit Facilities, the indentures governing our Existing Senior Notes and the indenture under which the notes offered hereby will be issued), we could be in default under the terms of the agreements governing such indebtedness, including our New Credit Facilities, the indentures governing our Existing Senior Notes and the indenture under which the notes offered hereby will be issued. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our New Credit Facilities could elect to terminate their commitments thereunder, cease making further loans, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our New Credit Facilities to avoid being in default. If we breach our covenants under our New Credit Facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our New Credit Facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

         We may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures governing our Existing Senior Notes and the indenture under which the notes offered hereby will be issued.

        Upon the occurrence of a "change of control triggering event," as defined in the indentures governing our Existing Senior Notes and the indenture under which the notes offered hereby will be issued, we must offer to buy back the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest, if any, to the date of the repurchase. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indentures governing our Existing Senior Notes and the indenture under which the notes offered hereby will be issued, which would also be a default under our New Credit Facilities.

        If a change of control triggering event occurs, it is possible that we may not have sufficient assets at the time of the change of control triggering event to make the required repurchase of notes or to satisfy all obligations under our New Credit Facilities, the indenture governing our Existing Senior Notes and the indenture under which the notes offered hereby will be issued. In order to satisfy our obligations, we could seek to refinance the indebtedness under our New Credit Facilities and the indentures or obtain a waiver from the lenders or holders of our notes. We cannot assure you that we would be able to obtain waivers or refinance our indebtedness on terms acceptable to us, if at all.

         The indenture under which the notes offered hereby will be issued will not limit our ability to incur future indebtedness, pay dividends, repurchase securities, engage in transactions with affiliates or engage in other activities that could adversely affect our ability to pay our obligations on the notes.

        The indenture under which the notes offered hereby will be issued will not contain any financial maintenance covenants and will contain only limited restrictive covenants. The indenture will not limit our or our subsidiaries' ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. We, therefore, may pay dividends and incur additional debt, including secured indebtedness in certain circumstances or indebtedness by, or other obligations of, our subsidiaries to which the notes would be structurally subordinated. Our ability to incur additional indebtedness and use our funds for numerous purposes may limit the funds available to pay our obligations under the notes.

         Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        The notes are a new issue of securities for which there is no established trading market. We do not intend to list the notes on any national securities exchange. Certain of the underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

         A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs, reduce our access to capital and affect our insurance premiums and collateral requirements necessary for our self-insured programs.

        Our debt securities currently have an investment grade rating. Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. However, any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes and our access to the capital markets. Credit ratings are not recommendations to purchase, hold or sell the notes, and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of other agencies' ratings. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

        Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing and could affect our insurance premiums and collateral requirements necessary for our self-insured programs. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount. In addition, the interest rate on the New Credit Facilities is tied to a ratings grid. If our ratings decline, it could expose us to higher debt service requirements, which could adversely affect our cash flow.

 USE OF PROCEEDS

        We estimate that our net proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately $             million. We intend to use the net proceeds of this offering, together with borrowings under our New Credit Facilities, to repay all of the outstanding borrowings under our Existing Credit Facilities and for general corporate purposes.

        The weighted average interest rates for borrowings under our Existing Credit Facilities were 1.5% and 1.6% (without giving effect to the interest rate swaps) as of January 30, 2015 and July 31, 2015, respectively. The Existing Credit Facilities are scheduled to mature on April 11, 2018.

        Certain of the underwriters and/or their affiliates are lenders under our Existing Credit Facilities and will receive a portion of the net proceeds from this offering. For more information, see "Underwriting (Conflicts of Interest)—Conflicts of Interest."

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of July 31, 2015:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to this offering and the concurrent entering into of the New Credit Facilities and the use of proceeds therefrom.

        The table below should be read in conjunction with, and is qualified in its entirety by reference to, "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and the related notes included in the 2014 Annual Report and in our Quarterly Reports on Form 10-Q for the quarters ended May 1, 2015 and July 31, 2015 that are incorporated by reference in this prospectus supplement.

	As of July 31, 2015
	Actual	As Adjusted
	(amounts in millions except share and per share amounts)
Cash and cash equivalents	$180.5	$179.5
Long-term obligations:
Existing Credit Facilities:
Existing Term Loan Facility	875.0	—
Existing Revolving Facility(1)	173.0	—
New Credit Facilities:
Term Loan Facility	—	425.0
Revolving Facility(2)	—	129.0
2017 Senior Notes	500.0	500.0
2018 Senior Notes (net of discount)	399.8	399.8
2023 Senior Notes (net of discount)	898.1	898.1
Notes offered hereby	—	500.0
Tax increment financing	11.9	11.9
Capital lease obligations	5.3	5.3

Total long-term obligations	2,863.1	2,869.1

Shareholders' equity:
Preferred stock	—	—
Common stock; $0.875 par value, 1,000.0 shares authorized, 294.7 shares issued and outstanding at July 31, 2015	258.0	258.0
Additional paid-in capital	3,085.6	3,085.6
Retained earnings	2,081.5	2,081.5	(3)
Accumulated other comprehensive loss	(6.2)	(6.2)

Total shareholders' equity	5,418.9	5,418.9

Total capitalization	$8,282.0	$8,288.0

(1)
Amount shown does not include $11.5 million of commercial letters of credit and $30.6 million in standby letters of credit.

(2)
As of July 31, 2015, after giving effect to this offering and the concurrent refinancing of our Existing Credit Facilities, we would have had $840.4 million (net of $30.6 million of letters of credit and $129.0 million in borrowings) available for borrowing under the Revolving Facility. As of October 2, 2015, we had borrowings of $368.0 million under the

  Existing Revolving Facility, and after giving effect to this offering and the concurrent refinancing of our Existing Credit Facilities, outstanding borrowings under the Revolving Facility would have been $324.0 million and availability thereunder would have been $645.4 million.

(3)
Does not reflect impact of write off of an immaterial amount of deferred financing fees as a result of the refinancing of our Existing Credit Facilities.

 DESCRIPTION OF OTHER INDEBTEDNESS

New Credit Facilities

        Concurrently with the issuance of the notes, we expect to effect a refinancing of the Existing Credit Facilities with a combination of the proceeds from the notes offered hereby and borrowings under the New Credit Facilities. The terms of our New Credit Facilities described herein are subject to change, and there can be no assurance that the closing of the New Credit Facilities will occur on the terms described herein or at all. This offering is not conditioned upon the completion of the refinancing of our Existing Credit Facilities. The following description is a summary of the material provisions of the New Credit Facilities.

        We expect to enter into an unsecured credit agreement (the "New Credit Agreement") that will provide for the New Credit Facilities in an amount of $1,425.0 million on the Closing Date (as defined below). The New Credit Facilities will consist of the Term Loan Facility and the Revolving Credit Facility of which up to $175.0 million will be available for letters of credit. The Revolving Facility will also include borrowing capacity available for short-term borrowings referred to as swingline loans. We refer to the Term Loan Facility and the Revolving Credit Facility together as the New Credit Facilities.

        The New Credit Facilities will provide that we will have the right at any time to request increased revolving commitments and/or incremental term loan facilities in an aggregate amount of up to $150.0 million. The lenders under the New Credit Facilities will not be under any obligation to provide any such increased revolving commitments or incremental term loan facilities and any such addition of or increase in commitments or facilities will be subject to certain customary conditions precedent. Our ability to obtain extensions of credit under these increased revolving commitments or incremental facilities will also be subject to substantially the same conditions as the initial extensions of credit under the New Credit Facilities.

        Borrowings under the New Credit Facilities will bear interest at a rate equal to an applicable interest rate margin plus, at our option, either (a) LIBOR or (b) a base rate (which is the highest of (i) Citibank's publicly announced "base rate", (ii) the federal funds rate plus 0.5% and (iii) the LIBOR rate for an interest period of one month, but in no event less than 0%). We will also be required to pay a facility fee to the lenders under the New Credit Facilities for any used and unused commitments and customary letter of credit fees. The applicable interest rate margins, the letter of credit fees and the commitment fees will be based, and subject to adjustment from time to time, on our long-term senior unsecured non-credit-enhanced debt ratings.

        We may voluntarily repay outstanding loans under the New Credit Facilities at any time without premium or penalty, other than customary "breakage" costs with respect to LIBOR loans.

        The Term Loan Facility will be available in a single drawing on the closing date for the notes offered hereby, or such other date as we may agree upon with the agent (the "Closing Date"), and will be required to be repaid on the fifth anniversary of the Closing Date. The Revolving Facility will be available from the Closing Date until the fifth anniversary of the Closing Date. There will be no required amortization under the New Credit Facilities.

        The New Credit Agreement will contain a number of customary affirmative and negative covenants that will, among other things, restrict, subject to certain exceptions, our and our subsidiaries' ability to: incur additional subsidiary indebtedness; incur additional liens; sell all or substantially all of our assets; consummate certain fundamental changes or change our lines of business. The New Credit Agreement will also contain a maximum leverage ratio covenant, a minimum fixed charge coverage ratio covenant and customary events of default.

        The New Credit Agreement will require us to maintain a maximum leverage ratio and a minimum fixed charge coverage ratio. The leverage ratio test measures the ratio of our consolidated total debt plus last twelve months rental expense, multiplied by 6, to Consolidated EBITDAR (as defined in the New Credit Agreement) for any four fiscal quarter period. This ratio is permitted to be no greater than 3.50 to 1 for each four fiscal quarter period. The fixed charge coverage ratio test measures the ratio of Consolidated EBITDAR to the sum of consolidated interest expense and consolidated rental expense. This ratio is permitted to be no less than 2 to 1.

        Certain of the underwriters and/or their affiliates will perform roles under the New Credit Facilities. See "Underwriting (Conflicts of Interest)."

Senior Notes

        As of July 31, 2015, we had $500.0 million aggregate principal amount of the 2017 Senior Notes outstanding, which mature on July 15, 2017; $399.8 million aggregate principal amount of the 2018 Senior Notes outstanding, net of discount of $0.2 million, which mature on April 15, 2018; and $898.1 million aggregate principal amount of the 2023 Senior Notes, outstanding, net of discount of $1.9 million, which are scheduled to mature on April 25, 2023, each of which were issued pursuant to an indenture, dated July 12, 2012 as modified by supplemental indentures relating to each series of Senior Notes (as so supplemented, the "Senior Indenture").

        Interest on the 2017 Senior Notes is payable in cash on January 15 and July 15 of each year, and commenced on January 15, 2013. Interest on the 2018 Senior Notes and the 2023 Senior Notes is payable in cash on April 15 and October 15 of each year, and commenced on October 15, 2013.

        We may redeem some or all of the Existing Senior Notes at any time at redemption prices described or set forth in the Senior Indenture of the applicable tranche of Existing Senior Notes. We also may seek, from time to time, to retire some or all of the Existing Senior Notes through cash purchases on the open market, in privately negotiated transactions or otherwise. Such repurchases, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

        Upon the occurrence of a change of control triggering event, which is defined in the Senior Indenture, each holder of the Existing Senior Notes has the right to require us to repurchase some or all of such holder's Existing Senior Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

        The Senior Indenture contains covenants limiting, among other things, our ability and the ability of our restricted subsidiaries to (subject to certain exceptions): consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and incur or guarantee indebtedness secured by liens on any shares of voting stock of significant subsidiaries. The Senior Indenture also contains certain customary events of default.

 DESCRIPTION OF THE NOTES

        As used below, the terms "we," "us," "our" and "Dollar General" refer only to Dollar General Corporation and not to any of its Subsidiaries. The definitions of certain capitalized terms used in this description are set forth below under "—Certain Definitions." Capitalized terms used but not defined in this section shall have the meanings set forth in the Indenture.

General

        The following is a summary of the terms of the Indenture and the Notes. This Description of the Notes in this prospectus supplement supersedes and replaces the "Description of Debt Securities and Guarantees" in the accompanying prospectus in its entirety. The Notes will be issued under an indenture (the "Base Indenture"), dated as of July 12, 2012, between us and U.S. Bank National Association, as trustee (the "Trustee"), as amended by a fifth supplemental indenture, dated as of                        , 2015, between us and the Trustee (the "Fifth Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The following is a summary of the material terms and provisions of the Notes and the Indenture. However, this summary does not purport to be a complete description of the Notes or the Indenture and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture, a copy of which is available from us upon request. We urge you to read the Indenture carefully because it, and not the following description, will govern your rights as a holder of the Notes.

Maturity, interest, form and denomination

        The Notes are being issued in an original aggregate amount of $500,000,000. The Notes will mature on                        , 2025 and will bear interest at the rate of        % per annum.

        Interest will be payable semi-annually in arrears on                    and                    of each year commencing on                        , 2016 to holders of record of the Notes on the preceding                    and                     , respectively. If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day with the same force and effect as if made on such interest payment date. Interest will accrue from                        , 2015, and will be calculated on the basis of a 360-day year of twelve 30-day months.

        The Notes will not be entitled to the benefit of any sinking fund provisions.

        We expect that payments of principal, premium, if any, and interest to owners of beneficial interests in global notes will be made in accordance with the procedures of The Depository Trust Company ("DTC") and its participants in effect from time to time. DTC will act as the depositary for the global notes.

        The Notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The registered holder of a Note will be treated as the owner of such Note for all purposes of the Indenture. The Notes will initially be represented by one or more global notes in book-entry form. See "Book-Entry; Delivery and Form."

        The Indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The Indenture provides only limited protection against significant corporate events that could adversely affect investments in the Notes.

Further issuances of the Notes

        We may, from time to time, without the consent of the existing holders of the Notes, issue additional notes under the Indenture having the same terms as the Notes offered hereby in all respects, except for the issue date, the issue price and the initial interest payment date. Any such additional notes having the same terms as the Notes offered hereby (the "Additional Notes") will be consolidated with and form a single series with the Notes offered hereby for all purposes of the Indenture. If the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, as applicable, the Additional Notes will have a different CUSIP number.

Ranking

        The Notes will be our senior unsecured obligations and will:

  •
  rank senior in right of payment to our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

  •
  rank equal in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes (including our Existing Senior Notes and obligations under the Senior Credit Facility);

  •
  be effectively subordinated to all of our future secured debt, to the extent of the value of the assets securing such debt; and

  •
  be structurally subordinated to all obligations of our subsidiaries.

        As of July 31, 2015, after giving effect to this offering and the closing of the Senior Credit Facility and the use of proceeds therefrom, we would have had approximately $2.9 billion of indebtedness, substantially all of which would have been senior debt of Dollar General. As of July 31, 2015, our subsidiaries accounted for $15.6 million of our total third-party long-term obligations, consisting of a portion of our capital leases and our tax increment financing, all of such subsidiary debt to which the Notes are structurally subordinated.

Optional Redemption

        Prior to                             , 2025 (three months prior to maturity), the Notes will be redeemable in whole or in part, at our option, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of the principal and interest thereon to                        , 2025 (not including any portions of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus                    basis points. In the case of each of clauses (1) and (2), accrued and unpaid interest will be payable to, but excluding, the date of redemption.

        In addition, at any time on or after                        , 2025 (three months prior to maturity), the Notes will be redeemable, as a whole or in part, at our option and at any time or from time to time, at a redemption price equal to 100.0% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any notice of redemption may be given prior to the redemption thereof, and any such notice of redemption may, at Dollar General's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, refinancing or other corporation transaction. If money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Notes (or such portions thereof) called for redemption and such Notes will cease to be outstanding.

Change of Control

        If a Change of Control Triggering Event occurs with respect to the Notes, unless we have exercised our right to redeem the Notes as described above or have exercised our option to satisfy and discharge the Indenture with respect to the Notes as set forth below, holders of Notes will have the right to require us to repurchase all or any part in an integral multiple of $1,000 of their Notes (provided that no Note will be purchased in part if the remaining principal amount of such Note would be less than $2,000) pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the Indenture. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes subject to such offer plus accrued and unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event, or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will be required to mail a notice to holders of Notes describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue of such conflicts.

        On the Change of Control Payment Date, we will be required, to the extent lawful, to:

  •
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

        The paying agent will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000.

        We will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

        The definition of Change of Control includes the occurrence of a direct or indirect sale, transfer, conveyance or other disposition (other than by way of a merger or consolidation) of "all or substantially all" of the properties or assets of Dollar General and its Subsidiaries taken as a whole. See "—Certain Definitions—Change of Control." Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require Dollar General to repurchase its Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Dollar General and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Limitations on Liens

        We have agreed under the Indenture that we will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that the Notes (together with, if we shall so determine, any other indebtedness or obligations of Dollar General or any Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness (1) secured by a pledge of, lien on or security interest in any shares of Voting Stock of any entity at the time it becomes a Significant Subsidiary, (2) of a Subsidiary owed to us or indebtedness of a Subsidiary owed to another Subsidiary, (3) incurred, together with all other indebtedness of us and our Subsidiaries similarly secured by liens on shares of Voting Stock pursuant to this clause (3), in an amount not to exceed at the time of such creation, assumption, renewal, extension or replacement 15% of Consolidated Net Tangible Assets and (4) incurred for the sole purpose of extending, renewing, replacing or refinancing indebtedness secured by any lien referred to in the foregoing clauses (1) to (3); provided, however, that the principal amount of indebtedness secured by that lien shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal, replacement or refinancing, plus any amounts necessary to pay any fees and expenses, including premiums relating to such extension, renewal, replacement or refinancing.

Limitations on Mergers and Sales of Assets

        We have agreed under the Indenture not to, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not we are the surviving corporation) or (b) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets owned by us and our Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  •
  we shall be the continuing entity, or the resulting, surviving or transferee Person shall be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction, and such successor person (if not us) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the Notes and the Indenture;

  •
  immediately after such transaction, no Default or Event of Default exists; and

  •
  we shall deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the Indenture and that all conditions precedent therein provided relating to such transaction have been complied with.

        This will not apply to:

  •
  a merger between us and an affiliate solely for the purpose of reincorporating us in another jurisdiction; or

  •
  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us and our Subsidiaries.

Reports

        So long as any Notes are outstanding, the Indenture will provide that we will:

  •
  make available to the Trustee and the holders of Notes copies of the annual reports and of the information, documents and other reports which Dollar General may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that for this purpose the filing with the SEC of such reports, information and documents shall be sufficient; or

  •
  if Dollar General is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, make available to the Trustee and the holders of the Notes (including, without limitation, by means of a public or private website), substantially similar periodic information (excluding exhibits) which would be required to be included in periodic reports on Forms 10-K, 10-Q and 8-K (or any successor form or forms) under the Exchange Act within the time periods set forth in the applicable SEC rules and regulations as if we were a non-accelerated filer as defined in such applicable SEC rules and regulations; provided that in each case such information may be subject to exclusions if Dollar General in good faith determines that such excluded information would not be material to the interests of the holders of the Notes (it being understood that the information required by Rule 3-10 of Regulation S-X and Section 13(r) of the Exchange Act is not material).

        In the event that any direct or indirect parent company of Dollar General becomes a guarantor of the Notes, the Indenture will permit Dollar General to satisfy its obligations in this covenant with respect to financial information relating to Dollar General by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Dollar General and its Subsidiaries on a standalone basis, on the other hand.

Events of Default

        The Indenture provides that each of the following will constitute an "Event of Default" with respect to the Notes:

  (1)
  default in the payment of any interest when it becomes due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in payment when due of the principal of, or premium, if any;

  (3)
  default, for 90 days after receipt of written notice given by the Trustee or the holders of not less than 25% in principal amount of the Notes then outstanding under the Indenture, in the performance or breach of any covenant in the Indenture for the benefit of the holders of the Notes (other than a default referred to in clauses (1) and (2) above);

  (4)
  default after the expiration of the grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than non-recourse debt) of us or any of our Significant Subsidiaries, for borrowed money or the payment of which is guaranteed by us or any Significant Subsidiary if the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $85.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the Notes;

  (5)
  failure by us or any Significant Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $85.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

  (6)
  certain events of bankruptcy or insolvency.

        If an Event of Default should occur and be continuing, either the Trustee or the holders of 25% of the aggregate principal amount of the Notes may declare the Notes due and payable. Holders of a majority in aggregate principal amount of the Notes then outstanding will be entitled to control certain actions of the Trustee under the Indenture and to waive past Defaults with respect to the Notes and rescind acceleration and its consequences with respect to the Notes; provided that such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose: (1) the indebtedness or guarantee that is the basis for such Event of Default has been discharged; or (2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (3) the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the holders of Notes, unless one or more of such holders of Notes shall have offered to the Trustee reasonable security or indemnity.

        If an Event of Default occurs and is continuing, any sums held or received by the Trustee under the Indenture may be applied to reimburse the Trustee for its reasonable compensation and expenses incurred prior to any payments to holders of Notes.

        The right of any holder of Notes to institute an action for any remedy (except such holder's right to enforce payment of the principal of, and premium, if any, and interest on such holder's Note when due) will be subject to certain conditions precedent, including a written notice to the Trustee by such holder of the occurrence of one or more Events of Default, a request to the Trustee by the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding to take action, an offer satisfactory to the Trustee of security and indemnity against liabilities incurred by it in so doing, the failure of the Trustee to comply with such request within 90 days after receipt thereof and the offer of security and indemnity and holders of a majority in principal amount of the total outstanding Notes, as applicable, have not given the Trustee a direction inconsistent with such request within such 90-day period.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all outstanding Notes when:

          (a)   either:

              (i)  all of the Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

             (ii)  all of the Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption pursuant to the provisions described under "—Optional Redemption," and we have irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the holders of such Notes, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be; provided that for any such redemption conducted pursuant to the first paragraph above under "—Optional Redemption," the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee calculated as required by such paragraph using the Treasury Rate as of the date of the notice of redemption, with any deficit as of the redemption date (any such amount, the "Make-whole Deficit") only required to be deposited with the Trustee on or prior to the redemption date. Any Make-whole Deficit will be set forth in an officers' certificate delivered to the Trustee simultaneously with the deposit of such Make-whole Deficit that confirms that such Make-whole Deficit will be applied toward such redemption;

          (b)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material instrument to which we are a party or by which we are bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

          (c)   we have paid or caused to be paid all sums payable by us under the Indenture; and

          (d)   we have delivered irrevocable instructions to the Trustee for such Notes to apply the deposited money toward the payment of such Notes at maturity or on the redemption date, as the case may be.

Legal Defeasance and Covenant Defeasance

        We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the Notes, and the Indenture shall cease to be of further effect as to all outstanding Notes except as to:

          (a)   rights of holders of outstanding Notes, as applicable, to receive payments in respect of the principal of and interest, if any, on such Notes, as applicable, when such payments are due solely out of the trust funds referred to below;

          (b)   our obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c)   the rights, powers, trusts, duties and immunities of the Trustee for the Notes under the Indenture, and our obligations in connection therewith; and

          (d)   the Legal Defeasance provisions of the Indenture.

        In addition, we may, at our option and at any time, elect to have our obligations released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain Events of Default (not including certain bankruptcy events) will no longer constitute an Event of Default with respect to the Notes. Covenant Defeasance will not be effective until such bankruptcy events no longer apply. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

          (a)   we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes;

          (b)   in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

              (i)  we have received from, or there has been published by the Internal Revenue Service, a ruling; or

             (ii)  since the Issue Date, there has been a change in the applicable U.S. federal income tax law;

  in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c)   in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

          (d)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

          (e)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Senior Credit Facility or any material agreement or instrument (other than the Indenture) to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

          (f)    we shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of Notes over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

          (g)   we shall have delivered to the Trustee an officers' certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers' certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations with respect to the Notes under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Modification of the Indenture

        The Indenture contains provisions permitting us and the Trustee, without the consent of the holders of the Notes, to, among other things, issue Additional Notes under the Indenture, comply with the terms of the TIA, make changes that are not adverse to the holders of Notes and add guarantors with respect to the Notes by one or more supplemental indentures and, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding affected by the modification, to modify the Indenture or any supplemental indenture or the rights of the holders of Notes; provided that no such modification, without the consent of each holder of the Notes affect by such modification, will:

  •
  change the amount of Notes whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on the Notes;

  •
  reduce the principal or change the stated maturity of the Notes;

  •
  waive a Default or Event of Default in the payment of the principal of or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in principal amount of the Notes outstanding and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or interest, if any, on any Notes payable in any currency other than that stated in the Notes;

  •
  make any change to the Indenture regarding the waiver of past defaults, the rights of holders of Notes to receive payments and the limitations on amendments and waivers to the Indenture; or

  •
  waive a redemption payment with respect to the Notes.

Concerning the Trustee

        We will be required to file annually with the Trustee a statement of an officer as to the fulfillment of our obligations under the Indenture during the preceding year.

Certain Definitions

        "Below Investment Grade Rating Event" means the Notes become rated below an Investment Grade Rating by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies (the "Relevant Period")); provided that, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply either (1) did not reduce the ratings of the Notes during the Relevant Period or (2) do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Board of Directors" means the board of directors or comparable governing body of Dollar General, or any committee thereof duly authorized to act on its behalf.

        "Capital Stock" means:

          (a)   in the case of a corporation, corporate stock;

          (b)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (c)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (d)   any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Change of Control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Dollar General and its Subsidiaries taken as a whole to any "Person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Dollar General or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "Person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Dollar General's Voting Stock; (3) the first day on which a majority of the members of Dollar General's Board of Directors are not Continuing Directors; (4) the adoption of a plan relating to our liquidation or dissolution; or (5) Dollar General consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Dollar General, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Dollar General or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Dollar General outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a wholly owned Subsidiary of a holding company that has agreed to be bound by the terms of the Indenture and (2) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event, with respect to the Notes.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Consolidated Net Tangible Assets" means Dollar General's total assets, less net goodwill and other intangible assets, less total current liabilities, all as described on Dollar General's and its consolidated Subsidiaries' most recent balance sheet and calculated based on positions as reported in Dollar General's consolidated financial statements in accordance with U.S. generally accepted accounting principles and after giving pro forma effect to any acquisitions or dispositions which occur after such balance sheet date.

        "Continuing Directors" means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date the Notes were originally issued or (2) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by specific action of the Board of Directors or by approval by such directors of our proxy statement in which such member was named as a nominee for election as a director).

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Domestic Subsidiary" means any of our Subsidiaries which is organized under the laws of the United States or any state thereof or the District of Columbia.

        "Independent Investment Banker" means one of the Reference Treasury Dealers that we appoint.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.

        "Issue Date" means                    , 2015.

        "Moody's" means Moody's Investors Service, Inc.

        "Person" means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

        "Rating Agencies" means (1) each of Moody's and S&P; and (2) if either Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "Reference Treasury Dealers" means (1) each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), we shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer, and (2) one other Primary Treasury Dealer selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.

        "Senior Credit Facility" means that certain credit agreement, dated as of the Issue Date, among Dollar General, as borrower, Citibank, N.A., as administrative agent, and the other lending institutions from time to time party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refunding or refinancing thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance all or any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "Significant Subsidiary" means a Subsidiary (treated for purposes of this definition on a consolidated basis together with its Subsidiaries) which meets any of the following conditions:

  •
  our and our other Subsidiaries' investments in and advances to the Subsidiary exceed ten percent of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year;

  •
  our and our other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds ten percent of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

  •
  our and our other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds ten percent of such income of ours and our Subsidiaries consolidated for the most recently completed fiscal year.

        "Subsidiary" of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that Person or a combination thereof.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to a maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Voting Stock" means Capital Stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors; provided that, for the purpose of such definition, Capital Stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered Voting Stock whether or not such event shall have occurred.

BOOK-ENTRY; DELIVERY AND FORM

        The notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited upon issuance with The Depository Trust Company, New York, New York ("DTC"), and registered in the name of a nominee of DTC in the form of a global certificate.

The Global Notes

        DTC has advised us that pursuant to procedures established by it (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

        So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture governing the notes. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

        Payments of the principal of, premium, if any, and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Notes. None of the Company, the trustee or any paying agent under the indenture governing the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        DTC has advised us that its present practice is, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, to credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC. Payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the indenture governing the notes.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture governing the notes, DTC will exchange the Global Notes for certificated securities, which it will distribute to its participants.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Participant or Euroclear Participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream Participant or Euroclear Participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Certificated Securities

        A Global Note is exchangeable for certificated securities if:

  •
  DTC (i) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (ii) has ceased to be a Clearing Agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days; or

  •
  we, at our option, notify the trustee in writing that we elect to cause the issuance of the notes in certificated form.

        In addition, beneficial interests in a Global Note may be exchanged for certificated securities upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture governing the notes. In all cases, certificated securities delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

 CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

        The following is a summary of certain United States federal income tax consequences and, in the case of Non-U.S. Holders (as defined below), certain United States federal estate tax consequences, of the purchase, ownership and disposition of the notes as of the date hereof.

        Except where noted, this summary deals only with notes that are purchased in this offering at their "issue price" (i.e., the first price at which a substantial amount of the notes is sold to the investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of an underwriter, placement agent or wholesaler) and are held as capital assets. This summary does not represent a detailed description of the United States federal income or estate tax consequences applicable to you if you are subject to special treatment under the United States federal income or estate tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  a United States expatriate;

  •
  an insurance company;

  •
  a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a pass-through entity or a person who is an investor in a pass-through entity; or

  •
  a U.S. Holder (as defined below) whose "functional currency" is not the U.S. dollar.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed or subject to differing interpretations, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those discussed below.

        If a partnership (including any entity or arrangement treated as a partnership for United States federal tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding notes, and partners in such partnerships, should consult their tax advisors regarding the United States federal income and estate tax consequences of purchasing, owning and disposing of notes.

        This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address any state or local or non-United States income or other tax consequences (including the Medicare tax on investment income).

        If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership and disposition of the notes, as well as any consequences arising under the laws of any other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

        The following is a summary of certain United States federal income tax consequences that will apply to you if you are a "U.S. Holder" of the notes.

        "U.S. Holder" means a beneficial owner of notes that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Payments of Interest

        Stated interest on a note generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your regular method of accounting for tax purposes. We expect that the notes will not be issued at a discount that equals or exceeds the statutorily defined "de minimis" amount for United State federal income tax purposes and, therefore, that the notes will not be treated as issued with "original issue discount" for such purposes.

Sale, Exchange and Retirement of Notes

        Your tax basis in a note will, in general, be your cost for that note. Upon the sale, exchange, retirement or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income for United States federal income tax purposes to the extent not previously included in income) and the adjusted tax basis of the note. Such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year as of the time of disposition are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

        The following is a summary of certain United States federal income and estate tax consequences that will apply to you if you are a "Non-U.S. Holder" of the notes. "Non-U.S. Holder" means a beneficial owner of notes, other than a partnership (including any entity or arrangement treated as a partnership for United States federal tax purposes), that is not a U.S. Holder (as defined under "—U.S. Holders" above).

        Special rules may apply to you if you are subject to special treatment under the Code, including if you are a "controlled foreign corporation," a "passive foreign investment company," or a United States expatriate. If you are such a Non-U.S. Holder, you should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

United States Federal Withholding Tax

        Subject to the discussion below concerning backup withholding, United States federal withholding tax will not apply to any payment of interest on a note under the "portfolio interest" rule, provided that:

  •
  interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related, directly or indirectly, to us through sufficient stock ownership;

  •
  you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide to the applicable withholding agent your name and address on an Internal Revenue Service ("IRS") Form W-8BEN or W-8BEN-E (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain financial intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements of the "portfolio interest" exception described above, payments of interest made to you will be subject to a 30% United States federal withholding tax unless you provide the applicable withholding agent with a properly executed:

  •
  IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the note is not subject to this withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—United States Federal Income Tax"). Alternative documentation may be applicable in certain situations.

        The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

United States Federal Income Tax

        Subject to the discussion below concerning backup withholding, any gain realized on the disposition of a note (except to the extent attributable to accrued and unpaid interest, which will be taxable as such in the manner described above) generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment maintained by you); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met (in which case, except as otherwise specified by an applicable income tax treaty, you will be subject to a flat 30% tax on such gain which may be offset by certain capital losses from U.S. sources).

        If you are engaged in a trade or business in the United States and interest on, or gain realized on the disposition of, your notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment maintained by you), you will be subject to United States federal income tax on such interest or gain on a net income basis in generally the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of your effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax discussed above in "—United States Federal Withholding Tax" will not apply, provided the certification requirements discussed above are satisfied.

United States Federal Estate Tax

        If you are an individual and are not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your estate will not be subject to United States federal estate tax on notes owned by you at the time of your death, provided that at such time any interest payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest" rule described above under "—United States Federal Withholding Tax," without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

        In general, information reporting requirements will apply to certain payments of principal and interest on the notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

        Information reporting will also generally apply to payments of interest on the notes made to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, backup withholding will not apply to payments on the notes made to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code and the applicable withholding agent has received from you the required certification that you are not a United States person described above in the fifth bullet point under "—Non-U.S. Holders—United States Federal Withholding Tax."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of the notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person), or you otherwise establish an exemption.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

        Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax may apply to any interest income paid on the notes and, for a disposition of a note occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a "foreign financial institution" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "United States Federal Withholding Tax," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of notes.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we or an underwriter are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan fiduciary has made a determination that there is adequate consideration for the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal amount of notes
Citigroup Global Markets Inc.	$
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Total		$500,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed            % per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed            % per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance by the underwriters and subject to the underwriters' right to reject any order in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.

        We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us. Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated in their sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

        The notes will constitute a new class of securities with no established trading market. We do not intend to list the notes on any national securities exchange. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the notes will develop and continue after this offering. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Paid by Us
Per note		%

        We estimate that our total expenses for this offering (including approximately $10,000 in reimbursement of underwriters' counsel fees) will be $1.1 million.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

  •
  Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

  •
  Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing, treasury and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for us or our executive officers for which they received or will receive customary fees and expenses. In addition, certain of the underwriters and/or their affiliates are lenders under our Existing Credit Facilities and will receive a portion of the net proceeds from this offering. See "—Conflicts of Interest" below.

        Furthermore, certain of the underwriters and their respective affiliates may, from time to time, enter into arm's-length transactions with us in the ordinary course of their business.

        Many of the underwriters of this offering have acted as underwriters in the secondary offerings of our shares in March 2013, September 2012, June 2012, March 2012, December 2011, September 2011, December 2010, and April 2010 and in the initial public offering of our shares in November 2009, as well as for our offering of $500 million of 4.125% senior notes due 2017 in July 2012, $400 million of 1.875% senior notes due 2018 and $900 million of 3.25% senior notes due 2023 in April 2013. From time to time, certain of the underwriters and their affiliates serve as brokers for repurchases of our common stock. Goldman, Sachs & Co. served as our financial advisor in 2014.

        An affiliate of Wells Fargo Securities, LLC serves as the transfer agent for our common stock.

        U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc. serves as trustee under the indenture governing our Existing Senior Notes and will serve as trustee under the indenture under which the notes offered hereby will be issued.

        Affiliates of several of the underwriters will be lenders under our New Credit Facilities. In addition, an affiliate of Citigroup Global Markets Inc. will be the administrative agent and a joint lead arranger and bookrunner. Merrill Lynch, Pierce, Fenner & Smith Incorporated and affiliates of Goldman, Sachs & Co., U.S. Bancorp Investments, Inc., and Wells Fargo Securities, LLC will be joint lead arrangers and bookrunners.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and instruments of ours. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

        Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. may receive at least 5% of the net proceeds of this offering in connection with the repayment of the Existing Credit Facilities. See "Use of Proceeds." Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. Pursuant to FINRA Rule 5121, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

Selling Restrictions

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State no offer of notes which are the subject of the offering contemplated by this prospectus supplement may be made to the public in that Relevant Member State other than:

  •
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        In the United Kingdom, this prospectus supplement and the accompanying prospectus and any other material in relation to the notes described herein are being distributed only to, and are directed only at, persons who are "qualified investors" (as defined in the Prospectus Directive) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as "Relevant Persons". The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement, the accompanying prospectus or their contents. The notes are not being offered to the public in the United Kingdom.

Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the notes to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public á l'épargne).

        The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Putures Act, Chapter 289 of Singapore (the "SPA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SPA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SPA, in each case subject to compliance with conditions set forth in the SPA.

        Where the notes are subscribed or purchased under Section 275 of the SPA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SPA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

  •
  shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SPA except

  •
  to an institutional investor (for corporations, under Section 274 of the SPA) or to a relevant person defined in Section 275(2) of the SPA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SPA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

 LEGAL MATTERS

        The validity of the notes offered hereunder will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee. Certain other legal matters relating to this offering will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Freshfields Bruckhaus Deringer US LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Dollar General Corporation and subsidiaries appearing in Dollar General Corporation and subsidiaries' Annual Report (Form 10-K) for the fiscal year ended January 30, 2015, and the effectiveness of Dollar General Corporation and subsidiaries' internal control over financial reporting as of January 30, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information of Dollar General Corporation and subsidiaries for the 13-week and 26-week periods ended July 31, 2015 and August 1, 2014, and the 13-week periods ended May 1, 2015 and May 2, 2014, incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated August 27, 2015 and June 2, 2015, included in Dollar General Corporation's Quarterly Reports on Form 10-Q for the 13-week and 26-week periods ended July 31, 2015 and the 13-week period ended May 1, 2015, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus supplement and accompanying prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement from their respective filing dates so long as the registration statement of which this prospectus supplement and accompanying prospectus is a part remains effective:

  •
  Our Annual Report on Form 10-K for the fiscal year ended January 30, 2015;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended May 1, 2015 and July 31, 2015;

  •
  Our Current Reports on Form 8-K filed on March 12, 2015, March 13, 2015, March 19, 2015, May 28, 2015, June 10, 2015, June 25, 2015, August 7, 2015 and October 13, 2015; and

  •
  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2015 (with respect to information contained in such proxy statement that is incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended January 30, 2015 only).

        Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Dollar General Corporation
Attn: Investor Relations
100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-5524

        You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC's internet site at http://www.sec.gov.

        We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.dollargeneral.com. Please note that our website address is provided in this prospectus supplement and the accompanying prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Warrants
Stock Purchase Contracts
Units

         We may offer and sell from time to time, in one or more series:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  depositary shares representing fractional interests in preferred stock;

  •
  warrants to purchase debt securities, preferred stock, depositary shares or common stock;

  •
  stock purchase contracts, and

  •
  units, comprised of two or more of any of the securities referred above, in any combination.

         Certain of our direct and indirect subsidiaries may guarantee our debt securities.

         We will determine when we sell securities, which may be sold on a continuous or delayed basis directly, to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, certain selling securityholders may offer and sell our securities from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

         Each time that we or any selling securityholders sell securities using this prospectus, we or any selling securityholders will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering and the securities being offered, including the names of any selling securityholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

         You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.

         Our common stock is listed on the New York Stock Exchange under the symbol "DG". If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

         Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2013.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we and/or certain selling securityholders, if applicable, may, from time to time, offer and/or sell securities in one or more offerings or resales. This prospectus provides you with a general description of the securities that we and/or certain selling securityholders may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling securityholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See "Incorporation by Reference" before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling securityholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

        In this prospectus, unless otherwise indicated, "Dollar General" "we," "us," "our" and similar terms refer to Dollar General Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. Our fiscal year ends on the Friday closest to January 31. In this prospectus, we refer to each fiscal year by reference to the calendar year to which such fiscal year primarily relates. For example, the fiscal year ended February 1, 2013 is referred to as "2012" or "fiscal 2012".

RISK FACTORS

        Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under "Special Note Regarding Forward-Looking Statements," you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended February 1, 2013, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by additional factors that apply to all companies generally, as well as other risks that are not known to us or that we currently do not consider to be material.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus may contain "forward-looking statements" for purposes of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You can identify these statements because they are not limited to historical fact or they use words such as "may," "will," "should," "could," "believe," "anticipate," "project," "plan," "schedule," "on track," "expect," "estimate," "objective," "forecast," "goal," "potential," "opportunity," "focus," "intend," "committed," "continue," "will likely result" or "will continue" and similar expressions that concern our strategy, plans, intentions or beliefs about future occurrences or results. For example, statements relating to estimated and projected expenditures, cash flows, results of operations, financial condition and liquidity; plans and objectives for future operations, growth or initiatives; plans to refinance our existing indebtedness; and the expected outcome or effect of pending or threatened litigation or audits are forward-looking statements.

        Forward-looking statements are subject to risks and uncertainties (including, without limitation, those described below under "Risk Factors") that may change at any time, so our actual results may differ materially from those that we expected. We derive many of these statements from our operating budgets and forecasts, which are based on many detailed assumptions that we believe are reasonable. However, it is very difficult to predict the effect of known factors, and we cannot anticipate all factors that could affect our actual results. Important factors that could cause actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors. Important factors that could cause actual results to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to:

  •
  failure to successfully execute our growth strategy, including delays in store growth or in effecting relocations and remodels, difficulties executing sales and operating profit margin initiatives and inventory shrinkage reduction;

  •
  the failure of our new store base to achieve sales and operating levels consistent with our expectations;

  •
  risks and challenges in connection with sourcing merchandise from domestic and foreign vendors, as well as trade restrictions;

  •
  our level of success in gaining and maintaining broad market acceptance of our private brands and in achieving our other initiatives;

  •
  unfavorable publicity or consumer perception of our products;

  •
  our debt levels and restrictions in our debt agreements;

  •
  economic conditions, including their effect on the financial and capital markets, our suppliers and business partners, employment levels, consumer demand, disposable income, credit availability and spending patterns, inflation, and the cost of goods;

  •
  increases in commodity prices (including, without limitation, cotton, wheat, corn, sugar, oil, paper, nuts and resin);

  •
  levels of inventory shrinkage;

  •
  seasonality of our business;

  •
  increases in costs of fuel or other energy, transportation or utilities costs and in the costs of labor, employment and healthcare;

  •
  the impact of changes in or noncompliance with governmental laws and regulations (including, but not limited to, product safety, healthcare and unionization) and developments in and outcomes of legal proceedings, investigations or audits;

  •
  disruptions, unanticipated expenses or operational failures in our supply chain including, without limitation, a decrease in transportation capacity for overseas shipments or work stoppages or other labor disruptions that could impede the receipt of merchandise;

  •
  delays or unanticipated expenses in constructing or operating new distribution centers;

  •
  damage or interruption to our information systems;

  •
  changes in the competitive environment in our industry and the markets where we operate;

  •
  natural disasters, unusual weather conditions, pandemic outbreaks, boycotts, war and geo-political events;

  •
  the incurrence of material uninsured losses, excessive insurance costs, or accident costs;

  •
  our failure to protect our brand name;

  •
  our loss of key personnel or our inability to hire additional qualified personnel;

  •
  interest rate and currency exchange fluctuations;

  •
  a data security breach;

  •
  our failure to maintain effective internal controls;

  •
  changes to income tax expense due to changes in or interpretation of tax laws or as a result of federal or state income tax examinations;

  •
  changes to or new accounting guidance, such as changes to lease accounting guidance or a requirement to convert to international financial reporting standards; and

  •
  additional factors that may be disclosed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended February 1, 2013, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under "Incorporation by Reference" and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus.

        All forward-looking statements are qualified in their entirety by these and other cautionary statements that we make from time to time in our other SEC filings and public communications. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering.

        We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included or incorporated by reference in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, we caution you not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

DOLLAR GENERAL CORPORATION

        We are the largest discount retailer in the United States by number of stores, with 10,557 stores located in 40 states as of March 1, 2013, primarily in the southern, southwestern, midwestern and eastern United States. Our business model is relatively simple: providing a broad base of customers with their basic everyday and household needs, supplemented with a variety of general merchandise items, at everyday low prices (typically $10 or less) in conveniently located, small-box (approximately 7,300 square feet) stores.

        We offer a broad selection of merchandise, including consumable products such as basic packaged and refrigerated food and dairy products, cleaning supplies, paper products, and health and beauty care items, as well as greeting cards, party supplies, apparel, housewares, domestics, hardware and automotive supplies, among others. Our merchandise includes high quality national brands from leading manufacturers, as well as comparable quality private brand selections with prices at substantial discounts to national brands. Our everyday low prices are highly competitive with even the largest discount retailers. We continually evaluate the needs and demands of our customers and modify our merchandise selections and pricing accordingly. In addition, we are committed to eliminating costs that do not impact our customers' shopping experience and increasing our utilization of technology to improve sales and operating performance and eliminate costs.

        J.L. Turner founded our Company in 1939 as J.L. Turner and Son, Wholesale. We were incorporated as a Kentucky corporation under the name J.L. Turner & Son, Inc. in 1955, when we opened our first Dollar General store. We changed our name to Dollar General Corporation in 1968 and reincorporated in 1998 as a Tennessee corporation. Our common stock was publicly traded from 1968 until July 2007, when we merged with an entity controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. ("KKR"). In November 2009 our common stock again became publicly traded.

        Our principal executive office is located at 100 Mission Ridge, Goodlettsville, TN 37072. Our phone number is (615) 855-4000 and our website address is www.dollargeneral com. The information contained in our website is not a part of this prospectus.

 RATIO OF EARNINGS TO FIXED CHARGES, COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Fiscal Year Ended
	January 30, 2009	January 29, 2010	January 28, 2011	February 3, 2012	February 1, 2013
Ratios of earnings to fixed charges(1)(2)	1.4x	2.1x	3.1x	3.8x	4.7x

(1)
For purposes of computing the ratio of earnings to fixed charges, (a) earnings consist of income (loss) before income taxes, plus fixed charges less capitalized expenses related to indebtedness (amortization expense for capitalized interest is not significant) and (b) fixed charges consist of interest expense (whether expensed or capitalized), the amortization of debt issuance costs and discounts related to indebtedness, and the interest portion of rent expense.

(2)
Since there was no preferred stock outstanding during the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends does not differ from the ratio of earnings to fixed charges presented above.

USE OF PROCEEDS

        In the case of a sale of securities by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of securities by any selling securityholders, we will not receive any of the proceeds from such sale.

DESCRIPTION OF CAPITAL STOCK

Overview

        As of the date of this prospectus, our capital structure consists of:

  •
  1,000,000,000 authorized shares of common stock, par value $0.875 per share, of which 327,069,186 shares are issued and outstanding as of February 1, 2013; and

  •
  1,000,000 shares of preferred stock, of which no shares are issued and outstanding.

        The following summary of the material provisions of our capital stock, is not complete and may not contain all of the information that you should consider. The description is subject to and qualified in its entirety by the provisions of our amended and restated charter and bylaws, each of which is incorporated by reference into this prospectus, and by applicable provisions of Tennessee law.

Description of Common Stock

  Voting Rights

        Holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors. In such event, the holders of the remaining shares of common stock will not be able to elect any directors.

  Dividend Rights

        Holders of common stock are entitled to receive dividends ratably if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. Our current credit facilities do, and future credit facilities may, impose restrictions on our ability to declare dividends on our common stock.

  Liquidation Rights

        Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, the holders of common stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.

  Other Matters

        Holders of common stock have no preemptive or conversion rights and, absent an individual agreement with us, are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock.

  Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "DG."

Description of Preferred Stock

        Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our shareholders. Our amended and restated charter authorizes our board of directors to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and relative rights of any series of preferred stock that we choose to issue, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such series.

        Prior to the issuance of a new series of preferred stock, we will amend our amended and restated charter, designating the stock and terms of that series and file a copy of the charter amendment with the SEC. We also will describe the terms of the preferred stock in the prospectus supplement for such offering. To the extent required, this description will include:

  •
  the designation and stated value;

  •
  the number of shares offered and the purchase price;

  •
  the amounts payable in the event of voluntary or involuntary liquidation, dissolution or winding up;

  •
  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date(s) from which dividends will accumulate;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund or analogous fund, if any;

  •
  the provisions for redemption, if applicable;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock, and, if convertible, the conversion price(s), any adjustment thereof and any other terms and conditions upon which such conversion shall be made and conversion period;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

  •
  voting rights, if any, of the preferred stock;

  •
  a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any material limitations on issuance of any series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Dollar General; and

  •
  any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our amended and restated charter.

        Unless the applicable prospectus supplement provides otherwise, the preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Authorized but Unissued Capital Stock

        Tennessee law generally does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which will apply as long as our common stock is listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Removal of Directors; Vacancies

        Our amended and restated charter and bylaws provide that, unless otherwise provided in an applicable shareholders' agreement, any director may be removed from office but only for cause and only by (a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in the election of directors, or (b) the affirmative vote of a majority of our entire board of directors then in office.

Calling of Special Meetings of Shareholders

        Our amended and restated bylaws provide that special meetings of our shareholders may be called only by or at the direction of the board of directors, the chairman of our board of directors or the chief executive officer, and not by our shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

        Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of shareholders must provide timely notice of their proposal in writing to the secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices and within the following time periods:

  •
  in the case of an annual meeting of shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us; and

  •
  in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

        In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder's notice as described above.

Supermajority Provisions

        Tennessee law provides generally that, unless the amended and restated charter requires a greater percentage, in order to amend our charter or our bylaws, the votes cast for the amendment must exceed the votes cast against the amendment at a meeting of our shareholders at which a quorum is present and such an amendment was a proper item of business at that meeting.

        Our amended and restated charter provides that the following provisions in the amended and restated charter and bylaws may be amended only by a vote of 80% or more of all of the outstanding shares of our capital stock then entitled to vote:

  •
  the removal of directors and ability of the board to fill vacancies; and

  •
  the ability to call a special meeting of shareholders being vested solely in our board of directors, our chairman and our chief executive officer.

        Our amended and restated bylaws provide that our shareholders may amend our bylaws only by a vote of 80% or more of all of the outstanding shares of our capital stock then entitled to vote.

        In addition, subject to the foregoing, our amended and restated bylaws grant our board of directors the authority to amend and repeal our bylaws without a shareholder vote.

Shareholders' Agreement

        In connection with our November 2009 initial public offering, we entered into a shareholders' agreement (the "Shareholders' Agreement") with KKR and certain affiliates of Goldman, Sachs & Co. (the "GS Investors"). The Shareholders' Agreement provides that KKR has the right to designate up to (i) 20% of the total number of directors comprising our board at such time, so long as Parent beneficially owns more than 20%, but less than or equal to 30%, of the then outstanding shares of our common stock and (ii) 10% of the total number of directors, so long as Parent beneficially owns at least 5% of the outstanding shares of our common stock. Any fractional amount that results from determining the percentage of the total number of directors will be rounded up to the nearest whole number (for example, if the applicable percentage would result in 2.1 directors, KKR will have the right to designate 3 directors). In addition, in the event that KKR only has the right to designate one director, it also has the right to designate one person to serve as a non-voting observer to the board. The GS Investors have the right to designate (i) one director so long as they beneficially own at least 5% of the then outstanding shares of our common stock and (ii) one person to serve as a non-voting observer to our board.

Tennessee Anti-Takeover Statutes

        Under the Tennessee Business Combination Act and subject to certain exceptions, corporations subject to the Tennessee Business Combination Act may not engage in any "business combination" with an "interested shareholder" for a period of five years after the date on which the person became an interested shareholder unless the "business combination" or the transaction which resulted in the shareholder becoming an "interested shareholder" is approved by the corporation's board of directors prior to the date the "interested shareholder" attained that status.

        "Business combinations" for this purpose generally include:

  •
  mergers, consolidations, or share exchanges;

  •
  sales, leases, exchanges, mortgages, pledges, or other transfers of assets representing 10% or more of the aggregate market value of consolidated assets, the aggregate market value of our outstanding shares, or our consolidated net income;

  •
  issuances or transfers of shares from us to the interested shareholder;

  •
  plans of liquidation or dissolution proposed by the interested shareholder;

  •
  transactions in which the interested shareholder's proportionate share of the outstanding shares of any class of securities is increased; or

  •
  financing arrangements pursuant to which the interested shareholder, directly or indirectly, receives a benefit, except proportionately as a shareholder.

        Subject to certain exceptions, an "interested shareholder" generally is a person who, together with his or her affiliates and associates, owns, or within five years did own, 10% or more of our outstanding voting stock.

        After the five-year moratorium, a corporation subject to the foregoing may complete a business combination if the transaction complies with all applicable charter and bylaw requirements and applicable Tennessee law and:

  •
  is approved by the holders of at least two-thirds of the outstanding voting stock not beneficially owned by the interested shareholder; or

  •
  meets certain fair price criteria including, among others, the requirement that the per share consideration received in any such business combination by each of the shareholders is equal to the highest of (a) the highest per share price paid by the interested shareholder during the preceding five-year period for shares of the same class or series plus interest thereon from such date at a treasury bill rate less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash since such earliest date, up to the amount of such interest, (b) the highest preferential amount, if any, such class or series is entitled to receive on liquidation, or (c) the market value of the shares on either the date the business combination is announced or the date when the interested shareholder reaches the 10% threshold, whichever is higher, plus interest thereon less dividends as noted above.

        We have elected to not be subject to the Tennessee Business Combination Act. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to be governed by the Tennessee Business Combination Act in the future.

        We also have not elected to be governed by the Tennessee Control Share Acquisition Act which prohibits certain shareholders from exercising in excess of 20% of the voting power in a corporation acquired in a "control share acquisition" unless such voting rights have been previously approved by the disinterested shareholders. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to be governed by the Tennessee Control Share Acquisition Act in the future.

        The Tennessee Greenmail Act prohibits us from purchasing or agreeing to purchase any of our securities, at a price in excess of fair market value, from a holder of 3% or more of our securities who has beneficially owned such securities for less than two years, unless the purchase has been approved by a majority of the outstanding shares of each class of our voting stock or we make an offer of at least equal value per share to all holders of shares of such class. The Tennessee Greenmail Act may make a change of control more difficult.

        The Tennessee Investor Protection Act applies to tender offers directed at corporations, such as Dollar General, that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. Pursuant to the Investor Protection Act, an offeror making a tender offer for an offeree company who beneficially owns 5% or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed tender offer, is required to file a registration statement with the Commissioner of Commerce and Insurance. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information concerning the takeover offer and may call for hearings. The Investor Protection Act does not apply to an offer that the offeree company's board of directors recommends to shareholders.

        In addition to requiring the offeror to file a registration statement with the Commissioner, the Investor Protection Act requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The Investor Protection Act prohibits fraudulent, deceptive, or manipulative acts or practices by either side and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company or any of its respective affiliates has engaged in or is about to engage in a violation of the Investor Protection Act. Upon proper showing, the chancery court may grant injunctive relief. The Investor Protection Act further provides civil and criminal penalties for violations.

Transfer Agent and Registrar

        Wells Fargo Shareowner Services is the transfer agent and registrar for our common stock. The transfer agent and registrar for any series of preferred stock will be set forth in an applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated July 12, 2012 (the "Indenture"), between us and U.S. Bank National Association, as trustee (such trustee or any successor trustee, the "Trustee"). The Indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of any series may have the benefit of guarantees, which we refer to as a guarantee, by one or more of our subsidiaries, which we refer to as a guarantor. The guarantees will be the senior, senior subordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed debt securities" means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the Indenture.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

        You should read the particular terms of the debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.

General

        We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

  •
  the title of the debt securities of the series;

  •
  the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;

  •
  any limit on the aggregate principal amount of that series of debt securities;

  •
  whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;

  •
  whether the debt securities of the series will be guaranteed by any guarantors and, if so, the names of the guarantors of the debt securities of the series and, to the extent that the terms of the guarantee differ from those described in this prospectus, a description of the guarantees;

  •
  the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;

  •
  if the debt securities of the series or, if applicable, any guarantees will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

  •
  the date or dates on which we will pay the principal of the debt securities of the series;

  •
  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

  •
  the manner in which the amounts of payment of principal of or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

  •
  if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer mail or other means;

  •
  if applicable, the period or periods within which, and the terms and conditions upon which we may, at our option, redeem debt securities of the series;

  •
  the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

  •
  the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;

  •
  the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

  •
  whether the debt securities of the series are to be issuable, in whole or in part, in bearer form ("bearer debt securities");

  •
  whether any fully regulated debt securities of the series will be issued in temporary or permanent global form ("global debt securities") and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company ("DTC");

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

  •
  the trustee for the debt securities, if other than the Trustee;

  •
  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;

  •
  any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;

  •
  any events of default, if not otherwise described below under "—Events of Default" and any change to the right of the holders to declare the principal of any debt securities due and payable;

  •
  if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

  •
  if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;

  •
  any listing of the debt securities on any securities exchange;

  •
  any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;

  •
  if and under what circumstances we will pay additional amounts ("Additional Amounts") on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

  •
  the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;

  •
  additions or deletions to or changes in the provisions relating to modification of the Indenture set forth herein; and

  •
  any other terms of the debt securities of the series and, if applicable, any guarantees (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

        As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

        The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under "—Merger, Consolidation and Transfer of Assets," there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

        Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $2,000 or any integral multiples of $1,000 in excess thereof.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States of America. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

        Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or

  •
  register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

Guarantees

        Any series of our debt securities may be guaranteed by one or more of our domestic subsidiaries. However, the Indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit us to designate other guarantors for any series of guaranteed debt securities in addition to or instead of any of the domestic subsidiaries. As a result, the guarantors of any series of our guaranteed debt securities may differ from the guarantors of any other series of our guaranteed debt securities. If we issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on, and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the Indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the Indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable supplemental indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and the Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and the Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a guarantor to be released from its obligations under its guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.

        Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior debt security will be the senior and unsecured obligation of the applicable guarantor and will rank on parity in right of payment with all other unsecured and senior indebtedness and guarantees of such guarantor. Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior subordinated security will be the senior subordinated and unsecured obligation of the applicable guarantor and will rank junior in right of payment with all other unsecured and senior indebtedness and guarantees of such guarantor, on parity in right of payment with all other unsecured and senior subordinated indebtedness and guarantees of such guarantor and junior in right of payment with all other unsecured and subordinated indebtedness and guarantees of such guarantor. Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a subordinated debt security will be the subordinated and unsecured obligation of the applicable guarantor and will rank junior in right of payment with all other unsecured and senior and senior subordinated indebtedness and guarantees of such guarantor and on parity in right of payment with all other unsecured and subordinated indebtedness and guarantees of such guarantor.

        Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor's secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the Indenture will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

        Unless otherwise expressly stated in the applicable prospectus supplement, each secured guarantee will be an unsubordinated obligation of the applicable guarantor and will rank on parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor, except that such secured guarantee will effectively rank senior to such guarantor's unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured guarantee.

Book-entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg"), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

        In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of DTC's direct and indirect participants and not of DTC, us, any guarantor, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

        DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, any guarantor or the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of such event, as the case may be, or

  •
  an event of default under the Indenture has occurred and is continuing with respect to the debt securities of any series,

        we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

        Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the "U.S. Depositaries").

        Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

        Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations ("Euroclear Participants") and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

        Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, any guarantor, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

        The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

        The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for our common shares or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Merger, Consolidation and Transfer of Assets

        Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that we will not, directly or indirectly, in any transaction or series of related transactions, consolidate with or merge with another person (whether or not we are the surviving corporation), or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of the property and assets of us and our subsidiaries taken as a whole, to another person unless:

  •
  we shall be the continuing entity or the resulting, surviving or transferee person shall (i) be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and (ii) shall expressly assume by supplemental indenture reasonably satisfactory in form to the Trustee all of our obligations under the debt securities and the Indenture (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the Indenture);

  •
  immediately after giving effect to a transaction described above, no event of default under the Indenture, and no event which, after notice or lapse of time or both would become an event of default under the Indenture, shall exist; and

  •
  the Trustee shall have received the officers' certificate and opinion of counsel called for by the Indenture.

        In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of us under the Indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the Indenture and the debt securities issued under that indenture.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:

  (1)
  default in payment of any interest on, or any Additional Amounts payable in respect of, any of the debt securities of a series when due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of a series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common shares or other securities or property);

  (3)
  default in the performance or breach of any covenant (other than those events defaults referenced in (1) and (2) above) for the benefit of the holders of the debt securities of a series for 90 days after receipt of written notice of such default given by the Trustee or holders of not less than 25% in principal amount of the debt securities of such series;

  (4)
  specified events of bankruptcy, insolvency or reorganization with respect to us; or

  (5)
  any other event of default established for the debt securities of that series.

        No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

        The Indenture provides that holders of not less than a majority in aggregate of principal amount of the then outstanding debt securities of any series may waive an existing default or event of default with respect to the debt securities of such series, except a default in payment of principal of, or premium, if any, or interest, if any, or Additional Amounts, if any, or sinking fund payments, if any. As used in this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.

        The Indenture provides that if an event of default (other than an event of default specified in clause (4) or clause (5) of the third preceding paragraph) occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The Indenture also provides that if an event of default specified in clause (4) or clause (5) of the third preceding paragraph occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.

        Subject to the provisions of the Trust Indenture Act of 1939 requiring the Trustee, during the continuance of an event of default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to that series. The Indenture requires our annual filing with the Trustee of a certificate which states whether or not we are in default under the terms of the Indenture.

        No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

  •
  the holder gives written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;

  •
  the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series make a written request to the Trustee to institute proceedings in respect of such event of default;

  •
  the holder or holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;

  •
  the Trustee for 90 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and

  •
  no direction inconsistent with such written request is given to the Trustee during such 90 day period by the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series.

        Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

        From time to time, we, any guarantors party to the Indenture and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the Indenture. However, unless otherwise specified in the applicable prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:

  •
  change the amount of debt securities of any series issued under the Indenture whose holders must consent to any amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities issued under the Indenture;

  •
  reduce the principal or change the stated maturity of the principal of, or postpone the date fixed for, the payment of any sinking fund or analogous obligations with respect to any debt securities issued under the Indenture;

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

  •
  waive any default or event of default in the payment of the principal of or interest, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding series of such debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  change any place where or the currency in which debt securities are payable;

  •
  make any changes to the provisions of the Indenture relating to waivers of past defaults, rights of holders of debt securities to receive payment or limitations on amendments to the Indenture without the consent of all holders; or

  •
  waive any redemption payment with respect to a debt security of such series;

without in each case obtaining the consent of the holder of each outstanding debt security issued under the Indenture affected by the modification or amendment.

        From time to time, we, any guarantors party to the Indenture and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, may modify, amend, supplement or waive compliance with any provisions of the Indenture, among other things:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to evidence the succession of another person to us under the Indenture and the assumption by that successor of our covenants, contained in the Indenture and in the debt securities;

  •
  to add any additional events of default with respect to all or any series of debt securities;

  •
  to secure the debt securities of any series pursuant to the requirements of any covenant on liens in respect of such series or otherwise;

  •
  to change or eliminate any provision of the Indenture, or to add any new provisions to the Indenture, provided that any such change, elimination or addition (A) shall (i) not apply to any outstanding debt securities issued prior to the date of such supplemental indenture or (ii) modify the rights of the holder of any debt security with respect to such provision in effect prior to the date or such supplemental indenture or (B) shall become effective only when no debt security of such series remains outstanding;

  •
  to make any change that would provide additional rights or benefits to holders of the debt securities of such series or that does not adversely affect the holders' rights under the Indenture in any material respect;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939;

  •
  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

  •
  to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series or to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the Indenture by more than one trustee;

  •
  to add additional guarantors or obligors under the Indenture; or

  •
  to conform any provision of the Indenture or any debt securities or guarantees or security documents to the description thereof reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or any related guarantees or security documents.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under "—Merger, Consolidation and Transfer of Assets" and certain other provisions of the Indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise provided in the applicable prospectus supplement, upon our direction, the Indenture shall cease to be of further effect with respect to any series of debt securities issued under the Indenture specified by us, subject to the survival of specified provisions of the Indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when

  •
  either:

  •
  all of the debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

  •
  all of the debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such debt securities, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  •
  no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which we or any guarantor of such debt security is a party or by which we or any guarantor of such debt security is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

  •
  we or any guarantor of such debt securities has paid or caused to be paid all sums payable by it under the Indenture; and

  •
  we have delivered irrevocable instructions to the Trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

        Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities and at any time, to have our obligations and the obligations of the guarantors of such debt securities, if any, discharged with respect to the outstanding debt securities of such series ("Legal Defeasance"). Legal Defeasance means that we and the guarantors of such debt securities, if applicable, shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities of such series, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series, except as to:

          (a)   rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of and interest, if any, on the debt securities of such series when such payments are due solely out of the trust funds referred to below;

          (b)   our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series, and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c)   the rights, powers, trusts, duties and immunities of the Trustee for such debt securities of such series under the Indenture, and the obligations of us and any guarantor of such debt securities, if any, in connection therewith; and

          (d)   the Legal Defeasance provisions of the Indenture.

        In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantor of such debt securities, if applicable, released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events of default (not including certain bankruptcy events) will no longer constitute an event of default with respect to the debt securities of such series. Covenant Defeasance will not be effective until such bankruptcy events no longer apply. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a)   we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the debt securities of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the debt securities of such series;

          (b)   in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

              (i)  we have received from, or there has been published by the Internal Revenue Service, a ruling; or

             (ii)  since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law;

          in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c)   in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

          (d)   no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

          (e)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

          (f)    we shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by it with the intent of preferring the holders of debt securities of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

          (g)   we shall have delivered to the Trustee an officers' certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers' certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the debt securities of such series when due, then our obligations and the obligations of our subsidiaries, if applicable, under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Governing Law

        The Indenture and the debt securities (including any Guarantees endorsed on the debt securities, if any) will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        We will identify the trustee (if other than the Trustee) with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of ours to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.

        The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.

        If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of debt securities only after those holders have offered the Trustee indemnity satisfactory to it.

DESCRIPTION OF DEPOSITARY SHARES

        We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary does not contain all of the information that may be important to you. The complete terms of the depositary shares will be set forth in the depositary agreement and depositary receipt for the applicable depositary shares. The forms of depositary agreement and related depositary receipt that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The particular terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

        We may offer fractional shares of preferred stock of any class or series, rather than full preferred shares. If we do, we will deposit preferred stock of such class or series with a bank, trust company or other financial institution as depositary, with respect to such deposit agreement (the "Depositary") and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred stock.

        The preferred stock represented by depositary shares will be deposited under a separate depositary agreement between us and the applicable Depositary, which shall have an office in the United States and which has, or whose parent entity has, a combined capital and surplus (calculated on a consolidated basis) of at least $50,000,000. Subject to the terms of the depositary agreement, each holder of a depositary receipt issued under that depositary agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred stock represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

        The applicable prospectus supplement relating to the depositary shares offered thereby will set forth their specific terms, including, when applicable:

  •
  the terms of the class or series of preferred stock deposited by us under the related depositary agreement, the number of such depositary shares and the fraction of one share of such preferred stock represented by one such depositary share,

  •
  whether such depositary shares will be listed on any securities exchange; and

  •
  any other specific terms of such depositary shares and the related depositary agreement.

        Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related depositary agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.

        Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.

        In the event of a distribution in property other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

        The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

        The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Stock

        If we redeem a class or series of preferred stock represented by depositary shares, the Depositary will redeem the depositary shares from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred stock so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.

        Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares is subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such preferred stock from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Shares

        Except as may be otherwise provided in the applicable prospectus supplement, any holder of depositary receipts, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), subject to the terms of the depositary agreement, may demand delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary receipts. Partial shares of preferred stock will not be issued. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred stock and must surrender depositary receipts evidencing depositary shares that in turn represent such whole shares of preferred stock. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole shares of preferred stock will not thereafter be entitled to deposit such preferred stock under the depositary agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Shares

        Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such class or series of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant class or series of preferred stock) may instruct the Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock

Conversion and Exchange of Preferred Shares

        If the preferred stock represented by depositary shares is exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred stock held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred stock so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred stock is to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

        Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred stock represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred stock, cash in lieu of any fractional share). Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred stock. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Depositary Agreement

        Unless otherwise provided in this prospectus, the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any depositary agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under "—Withdrawal of Preferred Shares." Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the depositary agreement as amended thereby.

        The depositary agreement automatically terminates if:

  •
  all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

  •
  each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

  •
  there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges, including any fee for withdrawal of their shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Resignation and Removal of Depositary

        The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. The successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and otherwise meeting the requirements of the depositary agreement.

Miscellaneous

        The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred stock.

        Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of us and the Depositary under the depositary agreement will be limited to performance of our respective duties thereunder in good faith and without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and any Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other person believed to be competent and on documents believed to be genuine.

 DESCRIPTION OF WARRANTS

        The following is a summary of the general terms of warrants we may issue (either separately or together with other securities) and that we and/or certain selling securityholders may offer and sell. We may issue warrants to purchase common stock, preferred stock, debt securities or other securities of Dollar General or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. The warrants are to be issued under warrant agreements, or "warrant agreements," each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants, or "warrant certificate," that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, and you should read those documents for provisions that may be important to you. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

        The applicable prospectus supplement will include some or all of the following the terms of the warrants to be offered:

  •
  the title and aggregate number of the applicable warrants;

  •
  the designation, number (or amount) and terms of shares of common stock, preferred stock, depositary shares or debt securities, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

  •
  the exercise price, or the manner of determining the price, at which the common shares, preferred shares, depositary shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

  •
  if other than cash, the property and manner in which the exercise price for the warrants may be paid;

  •
  any minimum or maximum number of warrants that are exercisable at any one time;

  •
  the dates or periods during which the warrants may be exercised;

  •
  the terms of any mandatory or optional redemption provisions relating to the warrants;

  •
  the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

  •
  whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable; and

  •
  any other terms of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a "cashless exercise"). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

        Holders of common stock, preferred stock or depositary share warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

        We may offer share purchase contracts either separately or together with other securities offered hereby. The following description of the share purchase contracts provides certain general terms and provisions of the share purchase contracts to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of any share purchase contracts and, if applicable, any prepaid securities (as defined below), the share purchase contract and, if applicable, any related pledge or depositary agreement relating to any particular offering of share purchase contracts. The form of share purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of share purchase contracts will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the share purchase contracts and the summary of some of the terms of the particular share purchase contracts and, if applicable, any related pledge or depositary agreements contained in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular share purchase contracts or share purchase units, as the case may be, and any related pledge or depositary agreement, and you should read those documents for provisions that may be important to you.

        Share purchase contracts may include contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of our common stock at a future date or dates. The consideration per share and the number of shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula in the share purchase contracts and may be subject to adjustment under anti-dilution or other formulas or provisions. We may issue the share purchase contracts separately or as a part of share purchase units consisting of a share purchase contract and other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders' obligations to purchase the common shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase contracts or share purchase units, as the case may be, or vice versa. These payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid share purchase contracts, which are referred to as "prepaid securities," upon release to a holder of any collateral securing such holders' obligations under the original share purchase contract

 DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:

  •
  the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

  •
  the terms of the unit agreement governing the units;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

  •
  the United States federal income tax considerations relevant to the units; and

  •
  whether the units will be issued in fully registered global form.

        This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings with make with the SEC which are incorporated into this prospectus by reference.

 PLAN OF DISTRIBUTION

        We and/or the selling securityholders, if applicable, may sell the securities covered by this prospectus in any of the following ways (or in any combination):

  •
  to or through underwriters or dealers;

  •
  directly to one or more purchasers; or

  •
  through agents.

        Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the offering price of the securities and the proceeds to us and/or the selling securityholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers;

  •
  any options under which underwriters may purchase additional securities from us and/or the selling securityholder; and

  •
  any securities exchange or market on which the securities may be listed or traded.

        Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        We and/or the selling securityholders, if applicable, may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or at prices that may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to such prevailing market prices; or

  •
  at negotiated prices.

        Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

        We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

        Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

        Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

        Our common stock is listed on the New York Stock Exchange under the symbol "DG".

        In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a "conflict of interest" as defined in FINRA's Rule 5121 ("Rule 5121"), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

        There can be no assurance that we will sell all or any of the securities offered by this prospectus.

        Agents, dealers and underwriters may be entitled to indemnification by us and the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

        The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

 LEGAL MATTERS

        Unless we state otherwise in the applicable prospectus supplement, the validity of any securities that may be offered by this prospectus will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Memphis, Tennessee.

EXPERTS

        The consolidated financial statements of Dollar General Corporation and subsidiaries appearing in Dollar General Corporation and subsidiaries' Annual Report (Form 10-K) for the fiscal year ended February 1, 2013, and the effectiveness of Dollar General Corporation and subsidiaries' internal control over financial reporting as of February 1, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, from their respective filing dates:

  •
  Our Annual Report on Form 10-K for the fiscal year ended February 1, 2013;

  •
  Our Current Reports on Form 8-K filed on February 5, 2013 and March 25, 2013;

  •
  The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2012 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended February 3, 2012; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 6, 2009, including any subsequent amendment or any report filed for the purpose of updating such description.

        Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

        You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Dollar General Corporation
Attn: Investor Relations
100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-5536

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, preferred stock, debt securities and guarantees thereof, depositary shares, warrants, stock purchase contracts and units, we refer you to the registration statement and to its exhibits and schedules.

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC's internet site at http://www.sec.gov.

        We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.dollargeneral.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement. In addition, our common stock is listed on the New York Stock Exchange ("NYSE") and similar information concerning us can be inspected and copied at the NYSE, 11 Wall Street, New York, New York 10005.

$500,000,000

Dollar General Corporation

                    % Senior Notes due 2025

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

Citigroup

Goldman, Sachs & Co.

US Bancorp

Wells Fargo Securities

                        , 2015